United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 28, 2008

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	001-03896	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

299 East 950 South

Orem, Utah 84058

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 28, 2008, Bullion Monarch Mining, Inc. (“Bullion”) commenced an action against Newmont USA Limited, d/b/a Newmont Mining Corporation, (“Newmont” [“NEM”]), and Does I-X, in the United States District Court, District of Nevada, Case No. CV-08-00227-ECR-VPC.  This matter involves Bullion’s attempt to collect royalties it believes are owed pursuant to a 1979 agreement between predecessors of Bullion and Newmont.  Pursuant to that agreement, Bullion ceased mining and exploration activities in the Lynn Mining District located in Northern Eureka County in Nevada and in a defined multiple square mile area of interest surrounding that mining district.  In return, Newmont (through its predecessor), as claimed by Bullion, agreed to pay Bullion a one percent royalty on any production in the Lynn Mining District and the area of interest that was Exhibit A-2 to the 1979 agreement (the “Area of Interest”).  It is Bullion’s position that the Area of Interest applies to all mining interests acquired by the other parties to this agreement, or their successors in interest, within the Area of Interest, whether by “leasing or purchase of private lands and minerals, or unpatented mining claims.”  According to Bullion’s complaint, all of such acquired mining interests become subject to the terms and conditions of the 1979 agreement.  The Area of Interest is located in Eureka and Elko Counties in the State of Nevada.

Bullion currently receives certain royalties from Newmont under the 1979 agreement and has recently requested a detailed accounting of the production from the Lynn Mining District and demanded that Newmont commence paying royalties on production from the Area of Interest.  It is believed that the royalties will be significant because the Area of Interest is in the vicinity of the Carlin Trend, one of the largest gold deposits in the world.  Newmont has refused to provide a more detailed accounting of the royalties it is currently paying Bullion on production from the Lynn Mining District.  Newmont has also refused to pay royalties on production from the Area of Interest.  Bullion’s complaint requests a Declaratory Judgment declaring that Bullion is entitled to the royalties from Newmont production in the Area of Interest; damages for breach of contract; damages for breach of the covenant of good faith and fair dealing; claims for unjust enrichment; and an accounting of all royalties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	04/30/2008	By:	/s/James A. Morris
James A. Morris
Secretary/Treasurer

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